Exhibit 99.1

NeuroOne Reports Third Quarter Fiscal 2021 Financial Results and Corporate Update

EDEN PRAIRIE, Minn. -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC; “NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today financial results for the quarter ended June 30, 2021.

Third Quarter and Fiscal 2021 Recent Business Updates

●	Uplisted to the Nasdaq Capital Market under existing ticker symbol "NMTC"

●	Launched the first product, the Evo Cortical Electrode, with Zimmer Biomet

●	Submitted a 510(k) to FDA for Company’s Evo sEEG Electrode

●	Initiated testing for electrodes intended to provide therapeutic stimulation for back pain which represents over a $3 billion market in the United States

●	Completed the initial manufacturing run for miniaturized electrodes that may be useful in more complex conditions requiring artificial intelligence

●	Formed an advisory board of leading neurosurgeons to assist in accelerating its ablation electrode program

○	Multifunction electrode intended to both record brain activity and ablate the problematic brain tissue

○	Expected to reduce hospitalizations, eliminate the need for a separate second surgery and reduce overall time and cost

○	Company intends to market the hardware and software as well

●	Completed first performance milestone in Zimmer Biomet agreement

●	Announced first human commercial use of its Evo Cortical diagnostic electrode at Mayo Clinic in Rochester, Minnesota

●	Appointed 30-year finance executive, Ronald McClurg, as Chief Financial Officer

●	Appointed 20-year Medtronic veteran, Hijaz Haris, as Vice President of Marketing

●	Closed a $12.5 million private placement with certain prominent institutional investors

Dave Rosa, CEO of NeuroOne commented, “During our fiscal third quarter and year to date, we made significant progress across our product portfolio. We began the period with the first human commercial use of our first FDA approved diagnostic product at Mayo Clinic. We submitted a 510(k) for our second diagnostic product line and remain on target to commercialize by calendar year end. We continue to make great progress on our ablation electrode, which will be our first therapeutic device, and are targeting a launch in the next eighteen months. Additionally, we expect data on our chronic use electrode technology later this year. Coupled with adding key personnel, prominent institutional investors in a $12.5 million capital raise, and uplisting to the Nasdaq Capital Market, we’ve had a strong fiscal 2021 to date and are focused on executing upcoming milestones to maximize shareholder value.”

Upcoming Targeted Milestones

●	Commercialize Evo sEEG Depth Diagnostic Electrode in Calendar 2021

○	Uses include epilepsy surgery and awake brain mapping

○	Triggers a milestone payment from Zimmer for licensing fee

○	~$100 million addressable market

●	Complete the design of the Ablation Therapeutic Electrode and longer pacing item pulse generator in Calendar 2021

○	Multifunction electrode intended to both record brain activity and ablate the problematic brain tissue

○	Expected to reduce hospitalizations, eliminate the need for a separate second surgery and reduce overall time and cost

○	Company intends to market the hardware and software as well.

●	Complete animal studies for the Ablation Therapeutic Electrode in Calendar 2021

●	Generate accelerated aging testing data for Chronic Use Electrode in Calendar 2021

○	Uses include deep brain stimulation, spinal cord stimulation, and future artificial intelligence applications

○	~$6-billion addressable market

●	Commercialize the Ablation Therapeutic Electrode in the next eighteen months

Third Quarter 2021 Financial Results

Product revenue was $40,000 in the third quarter of fiscal 2021 and collaboration revenue was $17,000, compared to no revenue in the prior year period.

Total operating expenses in the third quarter of fiscal 2021 were $3.0 million, compared with $1.6 million in the same period of the prior year. R&D expense in the third quarter was $2.1 million compared with $1.1 million in the same period of fiscal 2020. SG&A expense in the third quarter of fiscal 2021 was $0.9 million compared with $0.45 million in the prior year period.

Net loss was $3.0 million for the third quarter fiscal 2021, compared to a net loss of $7.1 million in the prior year period.

As of June 30, 2021, the Company had cash of $9.0 million, compared to $4.0 million at September 30, 2020, the end of the Company’s most recent fiscal year. The Company had no debt outstanding at June 30, 2021.

Conference Call Information

NeuroOne will host a conference call to discuss financial results for its third quarter ended June 30, 2021, on August 13, 2021, at 9:00 AM ET.

Dial-in: (346) 248-7799

Meeting ID: 95665935395

Passcode: 902419

Webcast: https://audience.mysequire.com/webinar-view?webinar_id=ebb66f45-34a2-4d94-b4b9-f830d498fc2f

About NeuroOne Medical Technologies Corporation

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson's disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit https://www.n1mtc.com.

The Company previously announced it had successfully met the first performance milestone in the distribution and development agreement signed with Zimmer Biomet on July 20, 2020 . In addition to acquiring exclusive global distribution rights to NeuroOne's Evo™ (Evo) patented electrode technology, the partnership also offered the potential for NeuroOne to earn back-end milestone payments if certain events were met within a specified time frame.

NeuroOne received FDA clearance for its Evo cortical technology in November 2019.

In partnership with Mayo Clinic, Wisconsin Alumni Research Foundation (WARF) and other prominent academic medical centers, the Company began developing its cortical electrode technology in 2015. The Company initially focused its efforts on the epilepsy and intraoperative tumor monitoring markets. NeuroOne intends to continue to develop the technology for use in therapeutic applications for Parkinson's disease, epilepsy and pain management due to failed back surgery procedures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne's current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company's ablation electrode technology program, the receipt of regulatory clearance, the timing and extent of product launch and commercialization of the technology, what the future may hold for electrical stimulation and NeuroOne's potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

"Caution: Federal law restricts this device to sale by or on the order of a physician"

Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

	As of June 30, 2021	As of September 30, 2020
	(unaudited)
Assets
Current assets:
Cash	$8,990,741	$4,036,397
Accounts receivable	40,096	—
Inventory	52,182	—
Prepaid and other assets	188,409	118,611
Total current assets	9,271,428	4,155,008
Intangible assets, net	139,786	156,523
Right-of-use asset	241,156	282,211
Property and equipment, net	156,353	166,031
Total assets	$9,808,723	$4,759,773

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$296,410	$762,538
Accrued expenses	436,846	512,762
Convertible promissory notes (Note 8)	—	1,007,206
Deferred revenue	13,596	73,434
Total current liabilities	746,852	2,355,940
Operating lease liability	206,966	254,328
Other liabilities	—	83,333
Total liabilities	953,818	2,693,601

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of June 30, 2021 and September 30, 2020; no shares issued or outstanding as of June 30, 2021 and September 30, 2020.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized as of June 30, 2021 and September 30, 2020; 11,981,380 and 7,393,637 shares issued and outstanding as of June 30, 2021 and September 30, 2020, respectively.	35,801	22,181
Additional paid–in capital	47,003,140	32,923,022
Accumulated deficit	(38,184,036)	(30,879,031)
Total stockholders’ equity	8,854,905	2,066,172
Total liabilities and stockholders’ equity	$9,808,723	$4,759,773

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Product revenue	$40,096	$—	$129,810	$—
Cost of product revenue	61,935	—	210,429	—
Product gross loss	(21,839)	—	(80,619)	—

Collaborations revenue	17,451	—	59,838	—

Operating expenses:
General and administrative	2,129,474	1,146,339	4,636,586	3,493,761
Research and development	901,134	447,154	2,916,721	1,291,075
Total operating expenses	3,030,608	1,593,493	7,553,307	4,784,836
Loss from operations	(3,034,996)	(1,593,493)	(7,574,088)	(4,784,836)
Interest expense	—	(4,749,263)	(3,053)	(7,446,770)
Net valuation change of instruments measured at fair value	—	1,269,543	1,974	1,175,685
Loss on note extinguishment	—	(2,017,847)	—	(2,017,847)
Other income	83,387	—	270,162	—
Loss before income taxes	(2,951,609)	(7,091,060)	(7,305,005)	(13,073,768)
Provision for income taxes	—	—	—	—
Net loss	$(2,951,609)	$(7,091,060)	$(7,305,005)	$(13,073,768)

Net loss per share:
Basic and diluted	$(0.25)	$(1.33)	$(0.71)	$(2.70)
Number of shares used in per share calculations:
Basic and diluted	11,959,101	5,346,439	10,269,216	4,843,587